Exhibit No. 99.1
Regis Corporation Reports Financial Results for Fourth Fiscal Quarter and Full Fiscal Year 2025
Q4 Same-Store Sales for Supercuts and Regis Consolidated Up 2.9% and 1.3%, respectively

Delivered Third Consecutive Quarter of Positive Cash from Operations

Release of $116.3 million Valuation Allowance on Deferred Tax Assets Underscores Confidence in Long-Term Outlook and Ability to Utilize NOLs

Continues to Advance Transformational Strategy to Drive Long-term Profitable Growth

MINNEAPOLIS, September 3, 2025 -- Regis Corporation (Nasdaq GM: RGS), a leader in the haircare industry, today announced financial results for the fourth fiscal quarter and full year ended June 30, 2025.
Jim Lain, Regis Corporation's Interim President and Chief Executive Officer, commented, "We closed fiscal year 2025 with $210.1 million in revenue, $19.9 million in operating income and $31.6 million in Adjusted EBITDA. These results reflect disciplined cost management and encouraging early traction from key transformation initiatives. Importantly, our business is consistently delivering profitability and positive cash from operations, key metrics that reinforce the stability of our platform and promising potential for continued improvement as we execute our strategy.

“A notable action in the fourth quarter was the release of a significant portion of the valuation allowance on our deferred tax assets following a rigorous assessment of our future profitability. This action reflects a high degree of confidence in our improved financial performance and our expectation of generating sufficient taxable income to realize the value of our NOL carryforwards over time.

“We begin fiscal 2026 as a focused, energized organization committed to delivering sustainable, profitable growth across our portfolio. We are executing our long-term strategy with the support of Forum3, our strategic partner, whose deep expertise in digital transformation and brand strategy is helping accelerate key initiatives. With a solid foundation in place and clear strategic priorities, we are well-positioned to build on our momentum and create long-term value for all stakeholders.”

Financial Highlights:
Fourth quarter fiscal 2025 compared to fourth quarter fiscal 2024:
•Consolidated revenue of $60.4 million versus $49.4 million, an increase of $11.0 million; driven primarily by increased company-owned salon revenue, offset by lower royalties and non-margin franchise rental income
•Same-store sales: Supercuts: 2.9%; Consolidated: 1.3%
•Operating income of $7.3 million versus $4.6 million
•Cash from operations of $6.8 million versus $5.1 million, increase of $1.7 million
•Third consecutive quarter of positive cash from operations
◦$4.3 million of cash from operations excluding the effect of restricted cash ad fund build
•Adjusted EBITDA of $9.7 million versus $7.8 million
•Net income of $116.5 million versus $91.2 million
◦Diluted EPS of $42.58 versus $38.10
•Adjusted net income of $2.0 million versus $(2.0) million
◦Adjusted diluted EPS of $0.74 versus $(0.84)

Full fiscal year 2025 compared to full fiscal year 2024:
•Consolidated revenue of $210.1 million versus $203.0 million
•Same-store sales: Supercuts: 1.3%; Consolidated: (0.6)%
•Operating income of $19.9 million versus $20.9 million
•Cash from operations of $13.7 million versus $(2.0) million, increase of $15.7 million
◦$5.3 million of cash from operations excluding the effect of restricted cash ad fund build
•Adjusted EBITDA of $31.6 million versus $27.5 million
•Net income of $123.5 million versus $91.1 million
◦Diluted EPS of $46.10 versus $38.34
•Adjusted net income of $7.6 million versus $(2.2) million
◦Adjusted diluted EPS of $2.85 versus $(0.92)

Fourth Quarter Fiscal Year 2025 Consolidated Results

	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in millions, except per share data)	2025	2024	2025	2024

Consolidated revenue	$60.4	$49.4	$210.1	$203.0
System-wide revenue (1)	278.5	293.7	1,104.9	1,179.5

System-wide same-store sales comps	1.3%	(1.3)%	(0.6)%	0.7%

Operating income	$7.3	$4.6	$19.9	$20.9
Income from continuing operations	118.4	91.3	117.0	89.1
Diluted income per share from continuing operations	43.27	38.14	43.67	37.50
(Loss) income from discontinued operations	(1.9)	(0.1)	6.5	2.0
Net income	116.5	91.2	123.5	91.1
Net income per diluted share	42.58	38.10	46.10	38.34
Adjusted EBITDA (2)	9.7	7.8	31.6	27.5
Adjusted net income (loss)	2.0	(2.0)	7.6	(2.2)
Adjusted net income (loss) per diluted share	0.74	(0.84)	2.85	(0.92)
_______________________________________________________________________________
(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Revenue
Total consolidated revenue of $60.4 million in the fourth quarter and total revenue for fiscal year 2025 of $210.1 million, improved $11.0 million, and $7.1 million, respectively. The improvements were driven primarily by an increase in company-owned salon revenue resulting from the acquisition of Alline on December 19, 2024.

Operating Income
Regis reported fourth quarter 2025 income from operations of $7.3 million compared to $4.6 million in the fourth quarter 2024, primarily driven by operating income from the Alline salons, partially offset by lower royalties. Regis reported fiscal year 2025 income from operations of $19.9 million compared to $20.9 million in fiscal year 2024.

Income from Continuing Operations
Regis reported fourth quarter 2025 net income from continuing operations of $118.4 million, or $43.27 per diluted share, compared to net income from continuing operations of $91.3 million, or $38.14 per diluted share, in the fourth quarter 2024. Regis reported fiscal year 2025 net income from continuing operations of $117.0 million, or $43.67 per diluted share, compared to net income from continuing operations of $89.1 million, or $37.50 per diluted share, in 2024. The year-over-year increase in net income from continuing operations in both periods was driven by the $115.5 million income tax benefit resulting from the partial release of the Company's prior year income tax valuation allowance. In the fourth quarter of 2024, net income from continuing operations includes a gain on extinguishment of long-term debt of $94.6 million.
Net Income
The Company reported fourth quarter 2025 net income of $116.5 million, or $42.58 per diluted share, compared to a net income of $91.2 million, or $38.10 per diluted share, for the same period last year. The Company reported fiscal year 2025 net income of $123.5 million, or $46.10 per diluted share, compared to net income of $91.1 million, or $38.34 per diluted share, in 2024. The year-over-year increase in net income in both periods was driven by the $115.5 million income tax benefit related to the partial release of the Company's prior year income tax valuation allowance the fourth fiscal quarter of 2025, offset partially by the $94.6 million gain on extinguishment of long-term debt in the 2024 periods.
Adjusted EBITDA
Fourth quarter adjusted EBITDA of $9.7 million improved $1.9 million versus adjusted EBITDA of $7.8 million in the same period last year. The improvements were driven primarily by higher company-owned salon revenue as a result of the Alline Acquisition, partially offset by lower franchise revenue and company-owned salon expense.
Fiscal year 2025 adjusted EBITDA of $31.6 million improved $4.1 million, versus an adjusted EBITDA of $27.5 million in the same period last year. The improvement was primarily due to higher net company-owned salon revenue as a result of the Alline Acquisition and lower general and administrative expenses, partially offset by lower franchise revenue.

Fourth Quarter Fiscal Year 2025 Segment Results
Franchise

	Three Months Ended June 30,		Increase (Decrease)	Twelve Months Ended June 30,		Increase (Decrease)
(Dollars in millions) (1)	2025	2024		2025	2024

Royalties	$14.1	$16.1	$(2.0)	$58.2	$64.1	$(5.9)
Fees	2.1	2.4	(0.3)	9.7	10.2	(0.5)
Product sales to franchisees	—	—	—	—	0.4	(0.4)
Advertising fund contributions	5.6	5.9	(0.3)	21.9	25.7	(3.8)
Franchise rental income	18.1	22.7	(4.6)	76.6	95.3	(18.7)
Total franchise revenue	$39.9	$47.1	$(7.2)	$166.4	$195.7	$(29.3)

Franchise same-store sales comps	1.3%	(1.4)%		(0.6)%	0.6%

Franchise adjusted EBITDA	$7.7	$6.5	$1.2	$28.4	$27.8	$0.6
as a percent of revenue	19.3%	13.7%		17.1%	14.2%
as a percent of adjusted revenue (2)	47.4%	34.9%		41.8%	37.2%

Total franchise salons	3,647	4,391	(744)
as a percent of total franchise and company-owned salons	92.5%	99.6%
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(1)Variances calculated on amounts shown in millions may result in rounding differences.
(2)Adjusted revenue excludes non-margin revenue. See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."
Franchise Revenue
Fourth quarter franchise revenue was $39.9 million, a $7.2 million, or 15.3%, decrease compared to the prior year quarter. Non-margin franchise rental income decreased $4.6 million due to fewer salons in the current year. Royalties were $14.1 million, a $2.0 million, or 12.4%, decrease, versus the same period last year due to the decline in salon count.
Fiscal year 2025 franchise revenue was $166.4 million, a $29.3 million, or 15.0%, decrease compared to the prior year, primarily due to a decline in non-margin franchise rental income as a result of a lower franchise salon count.
Franchise Adjusted EBITDA
Fourth quarter franchise adjusted EBITDA of $7.7 million improved $1.2 million from the same period last year. The improvement was primarily due to lower general and administrative expenses, offset partially by decreases in royalties as a result of lower salon count.
Fiscal year 2025 franchise adjusted EBITDA of $28.4 million improved $0.6 million year-over-year. The improvement was primarily due to lower general and administrative expenses.

Company-Owned Salons

	Three Months Ended June 30,		Increase	Twelve Months Ended June 30,		Increase
(Dollars in millions) (1)	2025	2024		2025	2024

Total company-owned salon revenue	$20.5	$2.3	$18.2	$43.7	$7.3	$36.4
Company-owned same-store sales comps	1.9%	2.4%		(2.8)%	3.5%

Company-owned salon adjusted EBITDA	$2.0	$1.3	$0.7	$3.2	$(0.3)	$3.5
as a percent of revenue	9.8%	56.5%		7.3%	(4.1)%

Total Company-owned salons	294	17	277
as a percent of total franchise and company-owned salons	7.5%	0.4%
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(1)Variances calculated on amounts shown in millions may result in rounding differences.

Company-Owned Salon Revenue
Fourth quarter revenue for the company-owned salon segment improved $18.2 million versus the prior year to $20.5 million. The year-over-year improvement in revenue was driven by an increase in salon count as a result of the Alline Acquisition in the second quarter of fiscal year 2025.
Fiscal year 2025 revenue for the company-owned salon segment improved $36.4 million versus the prior year to $43.7 million due to additional revenues generated by the increase in salon count as a result of the Alline Acquisition in the second quarter of fiscal year 2025.
Company-Owned Salon Adjusted EBITDA
Fourth quarter company-owned salon adjusted EBITDA improved $0.7 million year-over-year, primarily due to increased revenues generated by the greater salon count and the closure of unprofitable salons.
Fiscal year 2025 company-owned salon adjusted EBITDA improved $3.5 million year-over-year, driven primarily by the income generated by the salons acquired through the Alline Acquisition in the second fiscal quarter of the year.
Balance Sheet and Cash Flow
The Company ended fiscal year 2025 with $17.0 million in cash and cash equivalents. On December 19, 2024, the Company amended its 2024 Credit Agreement for an additional $15.0 million in long-term debt in the form of a term loan, resulting in $125.3 million in outstanding borrowings ($118.9 million term loan, $5.4 million paid in kind interest, and $1.0 million revolver draw) and total liquidity of $25.9 million at June 30, 2025. Net cash provided by operating activities for the fiscal year totaled $13.7 million, an improvement of $15.7 million from the prior year. Cash generation improved due primarily to income generated by company-owned salons and a build of ad fund cash.

Non-GAAP reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing fourth quarter and fiscal year 2025 results today, September 3, 2025, at 7:30 a.m., Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. The webcast will include a slide presentation. A replay of the presentation will be available on our website at the same web address.
About Regis Corporation
Regis Corporation (NasdaqGM:RGS) is a leader in the haircare industry. As of June 30, 2025, the Company franchised or owned 3,941 locations. Regis' franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters®, and First Choice Haircutters®. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.
REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

HAYDEN IR:
James Carbonara
James@haydenir.com
(646) 755-7412

Brett Maas
brett@haydenir.com
(646) 536-7331

This press release contains or may contain "forward-looking statements" within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, "may," "believe," "project," "forecast," "expect," "estimate," "anticipate," and "plan." In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These uncertainties include a potential material adverse impact on our business and results of operations as a result of changes in consumer shopping trends and changes in manufacturer distribution channels; laws and regulations could require us to modify current business practices and incur increased costs including increases in minimum wages; changes in general economic environment; changes in consumer tastes, hair product innovation, fashion trends and consumer spending patterns; compliance with Nasdaq listing requirements; reliance on franchise royalties and overall success of our franchisees’ salons; our salons' dependence on a third-party supplier agreement for merchandise; our franchisees' ability to attract, train and retain talented stylists and salon leaders; the success of our franchisees, which operate independently; data security and privacy compliance and our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, franchisees, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' salons; our ability to maintain and enhance the value of our brands; reliance on information technology systems; reliance on external vendors; the use of social media; the effectiveness of our enterprise risk management program; potential challenges with the planning or implementation of our new enterprise resource planning system; ability to generate sufficient cash flow to satisfy our debt service obligations; compliance with covenants in our financing arrangement; premature termination of agreements with our franchisees; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; continued ability to compete in our business markets; reliance on our management team and other key personnel, including a successful search for a new CEO; the continued ability to maintain an effective system of internal control over financial reporting; changes in tax exposure; the ability of our Tax Preservation Plan to protect the future availability of the Company's tax assets; potential litigation and other legal or regulatory proceedings; or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A of this Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	June 30,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$16,959	$10,066
Receivables, net	9,473	9,434
Inventories	2,798	818
Other current assets	21,254	21,732
Total current assets	50,484	42,050

Property and equipment, net	10,085	3,664
Goodwill	183,436	173,146
Other intangibles, net	5,830	2,427
Right of use asset	229,861	287,912
Deferred tax asset	102,504	—
Other assets	16,757	21,297
Total assets	$598,957	$530,496

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,837	$12,747
Accrued expenses	19,066	21,644
Long-term debt, current portion	1,100	—
Short-term lease liability	60,685	69,127
Total current liabilities	101,688	103,518

Long-term debt, net	109,693	99,545
Long-term lease liability	179,280	230,607
Other non-current liabilities	22,680	40,039
Total liabilities	413,341	473,709
Commitments and contingencies
Shareholders' equity:
Common stock, $0.05 par value; issued and outstanding, 2,435,981 and 2,279,948 common shares as of June 30, 2025 and 2024, respectively	122	114
Additional paid-in capital	75,243	69,660
Accumulated other comprehensive income	8,286	8,584
Retained earnings (deficit)	101,965	(21,571)
Total shareholders' equity	185,616	56,787
Total liabilities and shareholders' equity	$598,957	$530,496
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024

Revenues:
Royalties	$14,144	$16,063	$58,163	$64,098
Fees	2,046	2,449	9,717	10,189
Product sales to franchisees	—	—	—	451
Advertising fund contributions	5,590	5,856	21,924	25,663
Franchise rental income	18,075	22,724	76,599	95,258
Company-owned salon revenue	20,543	2,284	43,731	7,323
Total revenue	60,398	49,376	210,134	202,982
Operating expenses:
Cost of product sales to franchisees	—	—	—	436
General and administrative	10,340	11,639	46,764	45,387
Rent	3,216	1,268	10,487	5,525
Advertising fund expense	5,590	5,856	21,924	25,663
Franchise rent expense	18,075	22,724	76,599	95,258
Company-owned salon expense (1)	14,569	779	31,103	5,080
Depreciation and amortization	1,321	1,888	2,966	3,945
Long-lived asset impairment	—	629	352	798
Total operating expenses	53,111	44,783	190,195	182,092

Operating income	7,287	4,593	19,939	20,890

Other (expense) income:
Interest expense	(5,471)	(6,864)	(20,252)	(25,393)
Gain on extinguishment of long-term debt, net	—	94,611	—	94,611
Other, net	1,164	27	1,849	(172)

Income from operations before income taxes	2,980	92,367	1,536	89,936

Income tax benefit (expense)	115,406	(1,070)	115,496	(869)

Income from continuing operations	118,386	91,297	117,032	89,067

(Loss) income from discontinued operations, net of income taxes	(1,892)	(96)	6,504	1,993

Net income	$116,494	$91,201	$123,536	$91,060

Net income per share:
Basic:
Income from continuing operations	$48.60	$38.98	$49.51	$38.08
(Loss) income from discontinued operations	(0.78)	$(0.04)	2.75	0.85
Net income per share, basic (2)	$47.82	$38.94	$52.26	$38.93
Diluted:
Income from continuing operations	$43.27	$38.14	$43.67	$37.50
(Loss) income from discontinued operations	(0.69)	$(0.04)	2.43	0.84
Net income per share, diluted (2)	$42.58	$38.10	$46.10	$38.34

Weighted average common and common equivalent shares outstanding:
Basic	2,436	2,342	2,364	2,339
Diluted	2,736	2,394	2,680	2,375
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(1)Includes cost of service and product sold to guests in our company-owned salons. Excludes general and administrative expense, rent and depreciation and amortization related to company-owned salons.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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REGIS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Twelve Months Ended June 30,
	2025	2024

Cash flows from operating activities:
Net income	$123,536	$91,060
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Gain from sale of OSP	(8,396)	(2,000)
Depreciation and amortization	2,876	3,403
Long-lived asset impairment	352	798
Deferred income taxes	(113,891)	519
Non-cash interest	5,299	3,418
Gain on extinguishment of long-term debt, net	—	(94,611)
Stock-based compensation	1,940	1,558
Amortization of debt discount and financing costs	3,418	2,987
Other non-cash items affecting earnings	(202)	432
Changes in operating assets and liabilities (1):
Receivables	(37)	848
Inventories	871	851
Income tax receivable	(137)	1,230
Other current assets	402	(466)
Other assets	4,402	5,829
Ad fund	8,363	(2,435)
Accounts payable	(504)	831
Accrued expenses	(5,289)	(4,812)
Net lease liabilities	(2,073)	(1,942)
Other non-current liabilities	(7,186)	(9,538)
Net cash provided by (used in) operating activities:	13,744	(2,040)
Cash flows from investing activities:
Capital expenditures	(1,295)	(376)
Net proceeds from sale of OSP	8,463	2,000
Business acquisitions, net of cash acquired and certain obligations assumed	(18,621)	—
Net cash (used in) provided by investing activities:	(11,453)	1,624
Cash flows from financing activities:
Proceeds from issuance of long-term debt	15,000	105,000
Repayments of long-term debt	(1,125)	(96,499)
Borrowings on revolving credit facility	4,326	14,238
Repayments of revolving credit facility	(13,534)	—
Debt refinancing fees	(1,003)	(14,360)
Taxes paid for shares withheld	(75)	(16)
Net cash provided by financing activities:	3,589	8,363
Effect of exchange rate changes on cash and cash equivalents	13	(31)
Increase in cash, cash equivalents and restricted cash	5,893	7,916
Cash, cash equivalents and restricted cash:
Beginning of year	29,312	21,396
End of year	$35,205	$29,312
_______________________________________________________________________________
(1)Changes in operating assets and liabilities exclude assets and liabilities sold or acquired.
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SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	June 30, 2025			June 30, 2024
	Service	Retail	Total	Service	Retail	Total

Supercuts	3.2%	(7.0)%	2.9%	0.4%	(10.7)%	0.0%
SmartStyle	(1.7)	(17.8)	(4.1)	(3.5)	(15.2)	(5.5)
Portfolio Brands	2.2	(5.5)	1.8	(0.1)	(12.6)	(0.8)
Total	2.1%	(11.3)%	1.3%	(0.4)%	(13.3)%	(1.3)%

	Twelve Months Ended
	June 30, 2025			June 30, 2024
	Service	Retail	Total	Service	Retail	Total

Supercuts	1.7%	(9.0)%	1.3%	2.0%	(8.0)%	1.6%
SmartStyle	(3.8)	(18.5)	(6.1)	(1.8)	(11.5)	(3.5)
Portfolio Brands	(0.2)	(7.7)	(0.6)	2.8	(6.4)	2.0
Total	0.3%	(12.9)%	(0.6)%	1.5%	(9.1)%	0.7%
_______________________________________________________________________________
(1)System-wide same-store sales are calculated as the total change in sales for system-wide franchise and company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
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REGIS CORPORATION
System-Wide Location Counts

	June 30,
	2025	2024

FRANCHISE SALONS:
Supercuts	1,711	1,946
SmartStyle/Cost Cutters in Walmart stores	1,049	1,232
Portfolio Brands	816	1,117
Total North American salons	3,576	4,295
Total International salons (1)	71	96
Total Franchise salons	3,647	4,391
as a percent of total franchise and company-owned salons	92.5%	99.6%

COMPANY-OWNED SALONS (2):
Supercuts	100	3
SmartStyle/Cost Cutters in Walmart stores	—	8
Portfolio Brands	194	6
Total Company-owned salons	294	17
as a percent of total franchise and company-owned salons	7.5%	0.4%

Total franchise and company-owned salons	3,941	4,408
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(1)Canadian and Puerto Rican salons are included in the North American salon totals.
(2)Salon counts as of June 30, 2025, include the salons acquired as part of the Alline Acquisition.
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Non-GAAP Reconciliations:
This press release includes a presentation of operating income excluding certain non-cash charges, adjusted EBITDA, and adjusted franchise revenue, which are non-GAAP measures. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We believe our presentation of the non-GAAP measures provides meaningful insight into our ongoing operating performance and a supplemental perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors' analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as "items impacting comparability" based on how management views our business, makes financial, operating and planning decisions and evaluates the Company's ongoing performance.
The reconciliation of U.S. GAAP operating income to non-GAAP operating income excluding certain non-cash charges is included in the release.
The following items have been excluded from our non-GAAP adjusted EBITDA results: discontinued operations, inventory reserve, one-time professional fees and settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees, asset retirement obligation costs, and the benefit from the Company's debt refinancing.
We present adjusted revenue to provide a meaningful franchise adjusted EBITDA margin, which removes non-margin revenue from total revenue to arrive at an adjusted margin. Margin is a common metric used by investors, however, the majority of our revenue is offset by equal expense, so it does not contribute to our margin. We remove the non-margin revenue from this metric in order to show a meaningful margin rate.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.
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REGIS CORPORATION
Reconciliation of U.S. GAAP Net Income to Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024

Reported net income	$116,494	$91,201	$123,536	$91,060
Interest expense	5,471	6,864	20,252	25,393
Income taxes	(115,406)	1,070	(115,496)	869
Depreciation and amortization	1,321	1,889	2,966	3,945
Long-lived asset impairment	—	628	352	798
EBITDA	$7,880	$101,652	$31,610	$122,065

Stock-based compensation expense (1)	(103)	358	1,940	1,559
Loss (gain) on discontinued operations	1,892	96	(6,504)	(1,993)
Gain on extinguishment of long-term debt, net	—	(94,611)	—	(94,611)
Discrete items (2)	3	258	4,529	472
Adjusted EBITDA, non-GAAP financial measure	$9,672	$7,753	$31,575	$27,492
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(1)Beginning in first quarter fiscal year 2025, management made the determination to exclude stock-based compensation expenses from the adjusted EBITDA calculation. This change has been retroactively applied to all prior periods presented accordingly.
(2)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs.

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REGIS CORPORATION
Reconciliation of Reported Franchise Adjusted EBITDA as a Percent of GAAP Franchise Revenue
to Franchise Adjusted EBITDA as a Percent of Adjusted Franchise Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024

Franchise adjusted EBITDA	$7,678	$6,469	$28,362	$27,815
GAAP franchise revenue	39,855	47,092	166,403	195,659
Franchise adjusted EBITDA as a percent of GAAP franchise revenue	19.3%	13.7%	17.0%	14.2%
Non-margin revenue adjustments:
Franchise rental income	$(18,075)	$(22,724)	$(76,599)	$(95,258)
Advertising fund contributions	(5,590)	(5,856)	(21,924)	(25,663)
Adjusted franchise revenue	$16,190	$18,512	$67,880	$74,738
Franchise adjusted EBITDA as a percent of adjusted franchise revenue	47.4%	34.9%	41.8%	37.2%
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REGIS CORPORATION
Reconciliation of Reported Net Income to Adjusted Net Income (Loss)
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024

Net income	$116,494	$91,201	$123,536	$91,060
Stock-based compensation	(103)	358	1,940	1,559
Long lived asset impairment	—	629	352	798
Discontinued operations	1,892	96	(6,504)	(1,993)
Gain on debt restructuring	—	(94,611)	—	(94,611)
Discrete items (1)	(116,261)	320	(111,687)	1,015
Adjusted net income (loss)	$2,022	$(2,007)	$7,637	$(2,172)
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(1)             Discrete items include partial release of valuation allowance of $(116.3) million in the three and twelve months ended June 30, 2025, as well as one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs.

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REGIS CORPORATION
Reconciliation of Reported Earnings Per Diluted Share to Adjusted Earnings (Loss) Per Diluted Share
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024

Reported earnings per diluted share	$42.58	$38.10	$46.10	$38.34
Stock compensation	(0.04)	0.15	0.72	0.67
Long lived asset impairment	—	0.27	0.13	0.34
Discontinued operations	0.69	0.04	(2.43)	(0.85)
Gain on debt restructuring	—	(40.39)	—	(40.45)
Discrete items (1)	(42.49)	0.15	(41.67)	0.44
Impact of change in weighted average shares (2)	—	0.84	—	0.59
Adjusted earnings (loss) per diluted share	$0.74	$(0.84)	$2.85	$(0.92)
_______________________________________________________________________________
(1)Discrete items include partial release of valuation allowance of ($42.51) and ($43.40) in the three and twelve months ended June 30, 2025, respectively, as well as one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs.
(2)Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which includes the dilutive effect of common stock equivalents. The impact of the adjustments described above result in the effect of the common stock equivalents to be dilutive to the non-GAAP net income per share.

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